    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001

                                            REGISTRATION NO. 333-53922----------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CIENA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 DELAWARE                               23-2725311
     (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)


                               1201 WINTERSON ROAD
                            LINTHICUM, MARYLAND 21090
                                 (410) 865-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             MICHAEL O. MCCARTHY III
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               1201 WINTERSON ROAD
                            LINTHICUM, MARYLAND 21090
                                 (410) 865-8500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   Copies to:

                                                         DAVID SYLVESTER
             MICHAEL J. SILVER                           BRENT B. SILER
             AMY BOWERMAN FREED                         SCOTT E. PUESCHEL
           HOGAN & HARTSON L.L.P.                       HALE AND DORR LLP
     111 S. CALVERT STREET, SUITE 1600           11951 FREEDOM DRIVE, SUITE 1400
         BALTIMORE, MARYLAND 21202                   RESTON, VIRGINIA 20190
               (410) 659-2700                            (703) 654-7000

                            ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box: [ ]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-53922
                                                        --------------

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                ---------------

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
       Title of each class of              Proposed Maximum Aggregate
     securities to be registered               offering price(1)              Amount of registration fee(1)
Common Stock(2)..............                   $ 131,275,000                           $ 32,819.00
3 3/4% Convertible Notes due
February 1, 2008(2)(3).......                   $ 115,000,000                           $ 28,750.00
    Total
===============================================================================================================

(1) Estimated under Rule 457(o).
(2) Includes rights to purchase Series A Junior Participating Preferred Stock attached to the Common Stock.
(3) In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock that may be issued upon conversion of the notes. Pursuant to Rule 457(i), no additional fee is required because no separate consideration will be received for any shares of Common Stock so issued upon conversion.

EXPLANATORY NOTE

       This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $131,275,000 of Common Stock of the Company and an additional $115,000,000 aggregate principal amount of 3 3/4% convertible notes due February 1, 2008 of the Company. The Company's prior Registration Statement on Form S-3 (Registration No. 333-53922), as amended, declared effective on February 5, 2001, is incorporated herein by reference. This registration statement includes the facing page, the signature page, an exhibit index and exhibits.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)        Exhibits:

Exhibit
Number                       Description
-------                      -----------

    4.4      Form of Indenture for 3 3/4% Convertible Notes Due February 1, 2008
    5.1      Opinion of Hogan & Hartson L.L.P.
    5.2      Opinion of Hogan & Hartson L.L.P.
   23.1      Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1 and Exhibit 5.2)
   23.2      Consent of Pricewaterhouse Coopers LLP
   23.3      Consent of Deloitte & Touche LLP
   24.1*     Power of Attorney

---------------------------
*Incorporated by reference to the Registration's Registration Statement on Form S-3 (333-53922).

                        SIGNATURES AND POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on February 5, 2001.

                                CIENA CORPORATION



                                By:/s/  Michael O. McCarthy III
                                   -------------------------------------------
                                   Michael O. McCarthy III
                                   Senior Vice President, General Counsel
                                     and Secretary

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


By: /s/  Patrick H. Nettles, Ph.D. *            Chairman and Chief Executive Officer             Date: February 5, 2001
    --------------------------------------      (Principal Executive Officer)
    Patrick H. Nettles, Ph.D.


By: /s/  Gary B. Smith *                        President and Director                           Date: February 5, 2001
    --------------------------------------
    Gary B. Smith


By: /s/  Joseph R. Chinnici *                   Sr. Vice President, Chief Financial Officer      Date: February 5, 2001
    --------------------------------------      (Principal Financial Officer)
    Joseph R. Chinnici


By: /s/  Andrew C. Petrik *                     Vice President, Controller and Treasurer         Date: February 5, 2001
    --------------------------------------      (Principal Accounting Officer)
    Andrew C. Petrik


By: /s/  Stephen P. Bradley *                   Director                                         Date: February 5, 2001
    --------------------------------------
    Stephen P. Bradley


By: /s/  Harvey B. Cash *                       Director                                         Date: February 5, 2001
    --------------------------------------
    Harvey B. Cash


By: /s/  John R. Dillon *                       Director                                         Date: February 5, 2001
    --------------------------------------
    John R. Dillon


By: /s/  Lawton W. Fitt *                       Director                                         Date: February 5, 2001
    --------------------------------------
    Lawton W. Fitt

By: /s/ Judith M. O'Brien *                     Director                                         Date: February 5, 2001
    --------------------------------------
    Judith M. O'Brien


By: /s/  Gerald H. Taylor *                     Director                                         Date: February 5, 2001
    --------------------------------------
    Gerald H. Taylor


pursuant to power of attorney


*  By:  /s/  Michael O. McCarthy III
        ----------------------------------
       Michael O. McCarthy III